EXHIBIT 4.7




                                          ESCROW DEPOSIT AGREEMENT

                                                   Between

                                       CALIFORNIA ENERGY COMPANY, INC.

                                                     And

                               BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                                ASSOCIATION,

                                               as Escrow Agent




                                            Dated March 3, 1994



                                              TABLE OF CONTENTS


                                                              Page


Recitals   . . . . . . . . . . .                               1

SECTION 1.  Effectiveness of Agreement. . . . . . . . . . . .  2

SECTION 2.  Appointment of the Escrow Agent . . . . . . . . .  3

SECTION 3.  Escrow Account. . . . . . . . . . . . . . . . . . .3

SECTION 4.  Deposit of Funds. . . . . . . . . . . . . . . . . .4

SECTION 5.  Investment. . . . . . . . . . . . . . . . . . . . .4

SECTION 6.  Deposit and Reinvestment of Funds . . . . . . . . .5

SECTION 7.  Payments on Notes . . . . . . . . . . . . . . . . .5

SECTION 8.  Irrevocable Deposit; Prior Charge Over Other
                     Charges and Claims; Relinquishment of Rights
                     of the Company . . . . . . . . . . . . . .6

SECTION 9.  Liability of Escrow Agent . . . . . . . . . . . . .6

SECTION 10. Termination; Income From Government Obligations . .7

SECTION 11. Payment . . . . . . . . . . . . . . . . . . . . . .8

SECTION 12. Fees and Expenses . . . . . . . . . . . . . . . . .8

SECTION 13. Defeasance. . . . . . . . . . . . . . . . . . . . .9

SECTION 14. Benefit of Agreement; Amendments. . . . . . . . . .9

SECTION 15. Controversies . . . . . . . . . . . . . . . . . . 10

SECTION 16. Indemnification of Escrow Agent . . . . . . . . . 10

SECTION 17. Investment Instructions . . . . . . . . . . . . . 11

SECTION 18. Backup Withholding. . . . . . . . . . . . . . . . 12

SECTION 19. Resignation of Escrow Agent . . . . . . . . . . . 12

SECTION 20. Governing Law . . . . . . . . . . . . . . . . . . 13

SECTION 21. Counterparts. . . . . . . . . . . . . . . . . . . 13

SECTION 22. Section Headings. . . . . . . . . . . . . . . . . 13

Exhibit A        Defeasance Agreement
Exhibit B        Government Obligations
Exhibit C        Defeasance Requirements
Exhibit D        Fee Schedule
Exhibit E Form W-9

                       ESCROW DEPOSIT AGREEMENT


                 This Escrow Deposit Agreement (the "Agreement"), dated March 3, 1994, between California Energy Company, Inc. (the "the Company") and Bank of America National Trust and Savings Association, as Escrow Agent, and as agent of the Company in connection with the purchase of Government Obligations (defined herein) (the "Escrow Agent").

                                            W I T N E S S E T H:
                 WHEREAS, the Company and Principal Mutual Life Insurance Company(the "Lender") are parties to a Note Purchase Agreement, dated March 15, 1988, as amended to date (as so amended, the "Note Purchase Agreement"), pursuant to which the Company originally issued and sold to the Lender $30,000,000 aggregate principal amount of its 12% Senior Notes with Contingent Interest due 1995 (the "Notes"), of which $35,730,480 aggregate principal amount is outstanding as of the date hereof (consisting of $30,000,000 of original principal and $5,730,480 interest on the Notes which accrued prior to September 15, 1989 and remains unpaid);

                 WHEREAS, the Notes provide for, among other things, interest on the unpaid principal balance thereof at the rate of 12% per annum (herein referred to as "Basic Interest") and certain additional interest on the Notes defined therein (and referred to herein) as "Contingent Interest";

                 WHEREAS, the Company plans to incur certain "Indebtedness for Money Borrowed" (as defined in the Note Purchase Agreement) and utilize the proceeds thereof in a manner that requires a waiver or the termination of certain covenants under the Note Purchase Agreement, and the Lender, as the holder of 100% of the Notes, has agreed to enter into a Defeasance Agreement in the form attached as Exhibit A (the "Defeasance Agreement");

                 WHEREAS, in connection with its agreement to execute the Defeasance Agreement, the Lender has required the Company to provide for the payment of the principal, premium, if any, and Basic Interest on the Notes by irrevocably depositing with the Escrow Agent an amount sufficient to pay and discharge the entire indebtedness on the Notes for the principal thereof on March 15, 1995 (the "Stated Maturity Date") and for Basic Interest payable semiannually on each March 15 and September 15 after the Effectiveness Date (hereinafter defined) to and including the Stated Maturity Date, as set forth more fully on Exhibit C hereto (the aggregate of such principal and Basic Interest payments being hereinafter referred to as the "Defeasance Requirements"); and

                 WHEREAS, the Company wishes to enter into this Agreement to carry out the foregoing purposes.

                 NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth, the Company and the Escrow Agent agree as follows:

                 SECTION 1. Effectiveness of Agreement. This Agreement shall be and become effective only upon the date after March 15, 1994 (the "Effectiveness Date"), if any, of delivery of, and payment for, the Company's ___% Senior Discount Notes due 2004. The Company shall provide the Escrow Agent with at least two business days' notice of the Effectiveness Date. If the Effectiveness Date has not occurred on or prior to June 30, 1994 (the "Early Termination Date"), then this Agreement shall terminate on the Early Termination Date and be of no further force or effect.

                 SECTION 2. Appointment of the Escrow Agent. The Company hereby designates and appoints Bank of America National Trust and Savings Association as Escrow Agent to serve in accordance with the terms, conditions and provisions of this Agreement, and Bank of America National Trust and Savings Association hereby agrees to act as Escrow Agent, upon the terms, conditions and provisions set forth in this Agreement.

                 SECTION 3. Escrow Account. Upon the Effectiveness Date, there is hereby established with the Escrow Agent a separate and irrevocable account designated the "California Energy Escrow Account" (the "Escrow Account") to be funded in the manner set forth in Section 4 below and held in the custody of the Escrow Agent as a special escrow fund, separate and apart from all other funds of the Company or the Escrow Agent, for the benefit of the holder(s) of the Notes from time to time (the "Holders"). All moneys and Government Obligations set aside and held in trust in the Escrow Account shall be applied to, and applied solely for, the payment of the Defeasance Requirements as the same shall become due and payable as provided herein. The Company hereby grants to the Holders a security interest in the Escrow Account and the Escrow Agent agrees to act as the agent of the Holders in connection therewith.

                 SECTION 4. Deposit of Funds. On the Effectiveness Date, the Company will irrevocably deposit with the Escrow Agent in the Escrow Account an amount of cash and/or "Government Obligations" (defined below) necessary to pay the Defeasance Requirements when due.

                 SECTION 5. Investment. (a) The Escrow Agent shall invest the funds deposited in the Escrow Account only in those marketable direct obligations issued by the United States of America backed by the full faith and credit of the United States of America which are listed on Exhibit B attached hereto (the "Government Obligations") or otherwise in accordance with such joint written instructions as the Company and all of the Holders may, from time to time, provide (all such investments, the "Escrowed Securities"). The Escrow Agent shall hold the Escrowed Securities and the proceeds, if any, thereof at all times in the Escrow Account, wholly segregated from other funds and securities on deposit with the Escrow Agent. The Escrow Agent shall not commingle amounts in the Escrow Account with other funds or securities of the Escrow Agent or the Company and shall hold and dispose of the assets therein only as set forth herein.

                 (b) The Government Obligations shall mature as to principal and interest in such amounts and at such times as set forth in Exhibit B so as to assure, together with the cash, if any, held in the Escrow Account, the availability of sufficient moneys to satisfy the Defeasance Requirements.

                 (c) Cash on deposit in the Escrow Account, not otherwise invested in Government Obligations, shall be held in a U.S. dollar denominated deposit account at the Escrow Agent, unless the Company and all of the Holders provide the Escrow Agent with joint written instructions specifying other permitted investments.

                 (d) The Company is the owner of the Escrowed Securities and other assets held by the Escrow Agent pursuant to this Agreement for federal, state and local income tax purposes and any income generated by such investments and assets will be includable in the gross income of the Company.

                 SECTION 6. Deposit and Reinvestment of Funds. The Escrow Agent agrees and is authorized (a) to deposit in the Escrow Account upon receipt, all principal and interest and other income on and proceeds of the Escrowed Securities, and (b) to reinvest such principal and interest and income and proceeds in Government Obligations in accordance with Section 5 hereof.

                 SECTION 7. Payments on Notes. On the Stated Maturity Date and respective Basic Interest payment dates for the Notes, the Escrow Agent shall apply sufficient moneys, to the extent available, from the matured principal of and interest on the Government Obligations held in the Escrow Account, or other moneys held in such Account, to the payment of the principal of and Basic Interest accrued on the Notes, as the same shall become due on such dates.

                 SECTION 8. Irrevocable Deposit; Prior Charge Over Other Charges and Claims; Relinquishment of Rights of the Company. (a) The deposit of the moneys and Government Obligations in the Escrow Account shall constitute an irrevocable deposit in trust solely for the payment of the Defeasance Requirements on the Notes, and solely for the benefit of the Holders pursuant to the terms of this Agreement. The Holders shall have a prior charge over all other charges or claims whatsoever against all moneys and Government Obligations, including the proceeds thereof and the interest and income earned thereon, on deposit in the Escrow Account, until said moneys, Government Obligations, proceeds, interest and income are paid out, used or applied in accordance with this Agreement.

                 (b) The Company hereby agrees that it shall not have any beneficial interest in or rights to any moneys or Government Obligations, or proceeds thereof or interest or income earned thereon, on deposit in the Escrow Account or payments made therefrom so long as any of the Notes or any amounts owing to the Escrow Agent hereunder remain unpaid.

                 SECTION 9. Liability of Escrow Agent. In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                 SECTION 10.  Termination; Income From Government
Obligations. (a) Except as set forth in Section 1, this Agreement shall terminate when the principal of the Notes and Basic Interest thereon to the Stated Maturity Date shall have been paid in the manner set forth in
Section 11 of this Agreement.

                 (b) After termination of this Agreement in accordance with the provisions of subsection (a) of this Section 10, all income from all Government Obligations in the hands of the Escrow Agent pursuant to this Agreement which is not required for the payment of the Defeasance Requirements or amounts owing to the Escrow Agent hereunder shall be paid to the Company as and when requested in writing by the Company.

                 SECTION 11. Payment. (a) All amounts payable hereunder to the Holders with respect to any Notes held by the Holders or its or their nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) shall be made by bank wire transfer of Federal or other immediately available funds, providing sufficient information to identify the source of the transfer and the amount of interest, premium and/or principal, to such account as specified by the Holder to the Escrow Agent in writing, which in the case of the Lender, shall be to the following account, unless otherwise specified in writing:

                          Principal Mutual Life Insurance
                          Company Account No. 014752
                          Norwest Bank Des Moines, N.A.
                          7th and Walnut Streets
                          Des Moines, Iowa 50304
                          ABA No. 0730 0022 8
                          Bond Number 1-B-22099

                 (b) The Lender agrees that in the event the Lender sells, assigns or transfers any Notes, it will, prior to any such sale, assignment or transfer promptly notify the Escrow Agent of the name and address of the transferee of any Note so transferred.

                 SECTION 12. Fees and Expenses. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs and expenses are paid. The Company promises to pay these sums upon demand in accordance with the fee schedule attached hereto as Exhibit D.

                 SECTION 13. Defeasance. The Company and the Holders have agreed that the Defeasance Agreement shall become effective on the Effectiveness Date.

                 SECTION 14. Benefit of Agreement; Amendments. This Agreement is made for the benefit of the Company and the Holders. This Agreement shall not be repealed, revoked, altered or amended without the written consent of the Company and all of the Holders and the written consent of the Escrow Agent.

                 SECTION 15. Controversies. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                 SECTION 16. Indemnification of Escrow Agent. The Company and its respective successors and assigns agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel, fees, including allocated costs of in-house counsel and disbursements, that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. The Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

                 SECTION 17. Investment Instructions. For the purpose of investing funds held in escrow, the Escrow Agent may accept and act upon the joint written instructions of the Company and all of the Holders. The parties shall indemnify and hold the Escrow Agent harmless from any and all liability for acting on a joint written investment instruction purported to be given by the Company and all the Holders. The Escrow Agent shall not be responsible for the authenticity of any instructions or be in any way liable for any unauthorized instruction or for acting on such an instruction, whether or not the persons giving the instructions were, in fact, authorized. In no event shall the Escrow Agent be liable to the Company for any consequential, special, or exemplary damages, including but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon written instructions believed by the Escrow Agent to be genuine.

                 The Escrow Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly, or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in making of an investment which is caused by circumstances beyond the Escrow Agent's reasonable control.

                 SECTION 18. Backup Withholding. The Escrow Agent and the Company, as the case may be, shall provide all necessary information, documentation or certification to the payor of interest, principal, premium or other "reportable payments" made with respect to the Escrowed Securities or other assets held by the Escrow Agent pursuant to this Agreement so that such payments will not be subject to "backup withholding" tax under section 3406 of the Internal Revenue Code of 1986, as amended. Attached hereto as Exhibit E is a properly and accurately prepared and duly executed Internal Revenue Service Form W-9 certifying that the Company is exempt from "backup withholding" tax.

                 SECTION 19. Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to the Company; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Company shall use its best efforts to select a successor escrow agent within thirty (30) days after receiving such notice. If the Company fails to select a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. In each case, the successor escrow agent shall be reasonably acceptable to all the Holders. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                 SECTION 20. Governing Law. This Agreement is to be construed and interpreted according to California law.

                 SECTION 21. Counterparts. This Agreement may be executed in several counterparts, all or any of which shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument.

                 SECTION 22. Section Headings. The headings of the several Sections hereof and the Table of Contents appended hereto shall be solely for convenience of reference and shall not affect the meaning, construction, interpretation or effect of this Agreement.
                 IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their duly authorized officers on the date first above written.

                               CALIFORNIA ENERGY COMPANY, INC.



                                By
                                Name:
                                Title:

                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                as Escrow Agent



                                 By
                                 Name:
                                 Title:

ACKNOWLEDGED AND AGREED BY:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


By
  Name:
  Title:


By
  Name:
  Title:


                                                  EXHIBIT A

                                            Defeasance Agreement


                                                  EXHIBIT B

                                          Government Obligations

                                                                                                   Accrued
Type        Coupon        Maturity            Par Amount           Price             Yield         Interest      Total  Cost
TNOTE       4.250         8/31/94           1,394,000.0         100.296271*        3.588020        2,414.88*    1,400,544.90*
TNOTE       3.875         2/28/95          37,154,000.00         99.800470*        4.087660       58,684.14*   37,138,530.76*
                                           -------------                                          ----------   --------------
                                           38,548,000.00                                          61,099.02*   38,539,095.66*

Cash:                  797.65
Securities:         38,539,095.66
                    -------------
Total Cost:         38,539,893.31

         * Approximate.  Subject to change on Effectiveness Date.



                                                   EXHIBIT C

                                             Defeasance Requirements
<TABLE

         Date             Principal                  Interest                   Total
       9/15/94                --                  $2,143,828.80              $ 2,143,828.80

       3/15/95          $35,730,480               $2,143,828.80              $37,874,308.80




                                     Portfolio                                     Less:            Cumulative
Date        Principal                Interest          Total Income             Requirement          Balance
3/15/94           0.00                  0.00                0.00                    0.00               797.65
8/31/94   1,394,000.00            749,481.25        2,143,481.25                    0.00         2,144,278.90
9/15/94           0.00                  0.00                0.00            2,143,828.80               450.10
2/28/95  37,154,000.00            719,858.75       37,873,858.75                    0.00        37,874,308.85
3/15/95           0.00                  0.00                0.00           37,874,308.80                 0.05
         -------------          ------------       -------------           -------------
         38,548,000.00          1,469,340.00       40,014,340.00           40,018,137.60


                                                  Exhibit D

                                                Fee Schedule


                                                  Exhibit E

                                                  Form W-9